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EXHIBIT 2


                TERMINATION AND MODIFICATION 0F REPRICING RIGHTS
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                                 (COMMON STOCK)


         THIS TERMINATION AND MODIFICATION OF THE REPRICING RIGHTS is made as of the 30th day of September, 2002, by and between EUROTECH, LTD., a District of Columbia Corporation (the "Company"), and WOODWARD LLC, a Cayman Islands entity ("Investor").

         In consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

         1. Except as the context may otherwise require, terms not otherwise defined herein shall have the meaning ascribed to them in the Common Stock Purchase Agreement between the parties hereto dated March 30, 2001 (the "2001 SPA").

         2. The parties hereto have previously executed and delivered the Common Stock Purchase Agreement dated April 17, 2000 (Tranche B) for 2,000,000 shares and the related other documents, as more particularly defined in said Common Stock Purchase Agreement (the "2000 SPA") (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.6 and 10.20.7 to the Company's Form 10-Q for the quarter ended March 31, 2000 and the quarter ended June 30, 2000, respectively, and as modified by the Repricing Rights Agreement dated February 1, 2002 by the parties hereto, as amended, by the Restated Amendment to the Repricing Rights Agreement effective April 12, 2002 (as so amended, the "Repricing Rights Agreement").

         3. The parties hereto have previously executed and delivered the 2001 SPA for 1,333,333 shares and the related other documents, as more particularly defined therein (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.13 and 10.20.14 to the Company's Form 10-Q for the quarter ended March 31, 2001.

         4. The 2001 SPA is hereby amended as follows: (i) Sections 2.2(c) and 2.2(d) are hereby deleted; (ii) Sections 2.3, 2.4, 2.5 and 2.6 are hereby deleted; (iii) all provisions of Section 8.5 except the first sentence of
Section 8.5 are deleted; (iv) Section 8.6 is deleted; and (v) and new Section
2.3 is hereby inserted to read as follows:

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                  "The Company shall issue to Purchaser Ten Million (10,000,000)
additional shares (the 'Additional Shares') in full and complete satisfaction of its obligations with respect to the Repriced Shares under the 2001 SPA as follows: 5,750,000 shares on or prior to October 10, 2002, and 4,250,000 shares on the first Business Day that is sixty-five (65) days after written notice by the Investor to the Company requesting delivery of the balance of the Additional Shares. Upon such issuance, all obligations of the Company to issue Repriced Shares under the 2001 SPA shall terminate."

         5. The Board of Directors of the Company shall promptly (and in any case, within 45 Business Days from the date hereof) use their best efforts to prepare and mail to the stockholders of the Company proxy materials requesting authorization to redomicile the Company in the State of Delaware and simultaneously amend the Company's articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Investor in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, exercise and reservation of shares obligations as set forth in this Agreement. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase,
(b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and (b) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate documents to theCompany's articles of incorporation to evidence such actions.

         6. Except as otherwise disclosed in the Securities Exchange and Purchase Agreement of even date herewith by the parties hereto (the "Exchange Agreement"), (a) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations thereunder, and (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, has been duly executed by the Company and,

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when delivered in accordance with the terms hereof, shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company is not in violation of any pro-vision of its articles of incorporation or bylaws.

         7. Except as otherwise set forth in the Exchange Agreement, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its articles of incorporation or bylaws (each as amended through the date hereof), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

         8. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Additional Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including theAdditional Shares, to have the registration of the Additional Shares completed and effective, and to maintain such registration, are incorporated herein by reference, except that the Required Filing Date and Required Effective Date under the Registration Rights Agreement shall be amended to read "November 30, 2002" and "January 30, 2003" respectively.

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         9. (a) Effective upon the mutual execution hereof, the Company, for itself and on behalf of all Affiliates, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and Investor's direct and indirect partners, officers, directors, employees, Affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Securities Purchase Agreement, Registration Statement, and the agreements entered into by the Company and Investors in connection therewith (sometimes collectively referred to as the "Prior Agreements"). Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

                  (b) Investor, for itself, and on behalf of all affiliates, representatives, and all predecessors in interest, successors and assigns, hereby releases and forever discharges each of Company, and Company's direct and indirect partners, officers, directors, employees, Affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, solely relating to any untrue statement of material fact or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading with respect to the agreements between the parties hereto, and the transactions contemplated thereby. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

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         10. If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if such Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Investor from and against and in respect of all losses, claims, liabilities, damages or expenses (collectively "Losses") resulting from, imposed upon or incurred by the Investor, directly or indirectly, and reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred ; provided, however, that this sentence shall not apply to the extent that such Losses are caused by, result from or arise out of any breach of this Agreement by the Investor or any intentionally wrongful or grossly negligent conduct by the Investor. The indemnification and reimbursement obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor, any such Affiliate and any such Person. The Company also agrees that neither the Investor nor any such Affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement, except as provided in or contemplated by this Agreement.

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         11. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATION; AUTHORITY. Such Investor is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder. The acquisition of the Additional Shares to be acquired hereunder have been duly authorized by all necessary action on the part of such Investor. This Termination and Modification Agreement has been duly executed by such Investor and, when delivered by such Investor in accordance with the terms hereof, shall constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) INVESTMENT INTENT. Such Investor is acquiring the Additional Shares to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Additional Shares or any part thereof or interest therein, without prejudice, however, to such Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or pursuant to an exemption from such registration.

                  (c) EXPERIENCE OF INVESTOR. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Shares, and has so evaluated the merits and risks of such investment.

                  (d) ABILITY OF INVESTOR TO BEAR RISK OF INVESTMENT. Such Investor acknowledges that an investment in the Additional Shares is speculative and involves a high degree of risk. Such Investor is able to bear the economic risk of an investment in the Additional Shares to be acquired hereunder by such Investor, and, at the present time, is able to afford a complete loss of such investment.

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                  (e) RELIANCE. Such Investor understands and acknowledges that
(i) the Additional Shares to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Investor hereby consents to such reliance.

                  (f) INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor.

                  (g) NO GENERAL SOLICITATION . At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  (h) NO OTHER REPRESENTATIONS .Except as specifically set forth herein, Investor makes no representations or warranties.

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         12. TRANSFER RESTRICTIONS TRANSFER RESTRICTIONS. The Additional Shares
may only be disposed of pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to (i) any transfer of Securities by the Investor to an Affiliate of the Investor, or any transfers among any such Affiliates, and (ii) any transfer by the Investor to any investment entity under common management with the Investor, provided in each case of clauses (i) and (ii) the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and executes and delivers any all other documents as shall be reasonably requested by the Company to establish the availability of an exemption from registration for such transfer. Any such transferee shall have the rights of the Investor under this Agreement and the Registration Rights Agreement.

                  (a) The Investor agrees to the imprinting, so long as is required by this Section 12, of the following legend (or such substantially similar legend as is acceptable to the Investor and their counsel, the parties agreeing that any unacceptable legended Securities shall be replaced promptly by and at the Company's cost) on the Additional Shares:

                  TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT

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                  TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
                  ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         Additional Shares shall not contain the legend set forth above or any other restrictive legend if all of the following conditions are satisfied: (i) there is an effective Registration Statement at such time with respect to such shares, (ii) the Investor has delivered a certificate to the Company to the effect that the Investor will comply with all applicable prospectus delivery requirements under the Securities Act in any sale or transfer of the Additional Shares by the Investor, and (iii) the Investor has delivered to the Company an opinion of counsel (acceptable to the Company) that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Investor, upon request, with a certificate or certificates representing the Additional Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 12.

         13. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the 2000 SPA, the 2001 SPA, or the Repricing Rights Agreement.

         14. This Agreement supersedes and amends the 2000 SPA, the 2001 SPA and the Repricing Rights Agreement, and, to the extent that the context may require, this Agreement supersedes any prior relevant agreements executed between the parties.

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         15. Investor acknowledges that it has no repricing rights with respect to any securities or capital stock of the Company except as set forth in the 2001 SPA and the Repricing Rights Agreement, the terms of which (together with the 2000 SPA) are being amended hereby. Investor acknowledges that all obligations with respect to repricing rights or Repriced Shares under the 2000 SPA have been satisfied in full by the Company as of the date hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                  EUROTECH, LTD.

                                  By: ______________________________________
                                  Name: ___________________________________
                                  Title: ____________________________________

                                  WOODWARD LLC

                                  By: ______________________________________
                                  Name: ___________________________________
                                  Title: ____________________________________


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